                                                                   Exhibit 10.10

================================================================================

                                CREDIT AGREEMENT

                                      among

                            XM SATELLITE RADIO INC.,

                                  as a Borrower

                                       and

                        XM SATELLITE RADIO HOLDINGS INC.,

                                  as a Borrower

                                       and

                           GENERAL MOTORS CORPORATION,

                                    as Lender


                          Dated as of January 28, 2003

================================================================================

                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................  1
      1.1.     Certain Definitions...........................................  1
      1.2.     Other Definitional Provisions.................................  6

2.    LOAN AND TERMS OF PAYMENT..............................................  6
      2.1.     Loan Commitment...............................................  6
      2.2.     Manner of Borrowing...........................................  6
      2.3.     Interest......................................................  7
      2.4.     Payments and Notes............................................  7
      2.5.     Payment at Maturity...........................................  8
      2.6.     Prepayment....................................................  8

3.    COLLATERAL.............................................................  8
      3.1.     Security Agreements...........................................  8
      3.2.     Release of Collateral.........................................  9
      3.3.     Termination of Security Interest..............................  9

4.    CONDITIONS PRECEDENT...................................................  9
      4.1.     Conditions to Initial Advance.................................  9
      4.2.     Conditions to Each Advance.................................... 10

5.    REPRESENTATIONS AND WARRANTIES OF THE LENDER........................... 11
      5.1.     Risks of Investment........................................... 11
      5.2.     Investment Experience......................................... 11
      5.3.     Ability to Bear Risk.......................................... 11
      5.4.     Receipt and Review of Documentation........................... 11
      5.5.     Acquisition for Own Account................................... 11
      5.6.     No Public Market; Rule 144.................................... 11
      5.7.     Organization, Good Standing, Corporate Authority.............. 12
      5.8.     Due Authorization............................................. 12
      5.9.     Qualified Institutional Buyer or Accredited Investor.......... 12

6.    RESTRICTIONS ON TRANSFER............................................... 12
      6.1.     Restrictions; Restrictive Legend.............................. 12

7.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BORROWERS............ 13
      7.1.     Incorporation, Standing, etc.................................. 13
      7.2.     Authorization of Agreement and Notes.......................... 13
      7.3.     Absence of Defaults and Conflicts............................. 13
      7.4.     Governmental Consents......................................... 14

8.    DEFAULTS AND REMEDIES.................................................. 14
      8.1.     Events of Default............................................. 14
      8.2.     Acceleration.................................................. 15
      8.3.     Other Remedies................................................ 16
      8.4.     Waiver of Past Defaults....................................... 16

9.    PRIORITY OF OBLIGATIONS................................................ 16

10.   EXPENSES............................................................... 16

11.   SURVIVAL............................................................... 16

12.   AMENDMENTS AND WAIVERS................................................. 16

13.   GUARANTEES............................................................. 17
      13.1.    Execution and Delivery of Agreement Guarantees................ 17
      13.2.    Subsidiary Guarantors may Consolidate, Etc. on Certain Terms.. 17
      13.3.    Releases Following Sale of Assets............................. 17
      13.4.    Application of Certain Terms and Provisions
                to the Subsidiary Guarantors................................. 17
      13.5.    Addition of Subsidiary Guarantors............................. 17

14.   NOTICES................................................................ 18

15.   EXECUTION IN COUNTERPARTS.............................................. 18

16.   BINDING EFFECT......................................................... 18

17.   GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER...................... 18

18.   MISCELLANEOUS.......................................................... 19
      18.1.    Severability.................................................. 19
      18.2.    No Waiver..................................................... 19
      18.3.    Further Assurances............................................ 19
      18.4     Joint and Several Liability................................... 19
      18.5.    Construction.................................................. 20

Exhibit A      Form of Second Amended and Restated Distribution Agreement

Exhibit B      Form of Request for Advance

Exhibit C      Form of Warrant

Exhibit D      Form of FCC License Subsidiary Pledge Agreement

Exhibit E      Form of General Security Agreement

Exhibit F      Form of Agreement Guarantee

                                CREDIT AGREEMENT

               CREDIT AGREEMENT (this "Agreement"), dated as of January 28, 2003, by and among XM SATELLITE RADIO INC., a Delaware corporation (the "Company"), XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation ("Holdings" and together with the Company, the "Borrowers"), and GENERAL MOTORS CORPORATION, a Delaware corporation (the "Lender") (collectively, the "Parties," and each, a "Party").

                                   WITNESSETH

               WHEREAS, the Borrowers, with certain of their Subsidiaries (collectively, "XM"), are engaged in the development of a satellite digital audio radio service in the United States;

               WHEREAS, XM requires significant incremental capital to fund its operations and is in the process of attempting to restructure certain of its obligations under its outstanding securities and other contractual obligations;

               WHEREAS, as part of XM's refinancing efforts, among other things,
(i) the Lender has agreed to finance payment obligations (the "Contractual Obligations") from time to time owing by the Borrowers in cash to the Lender or OnStar Corporation ("OnStar"), a subsidiary of the Lender, by allowing the Borrowers to make periodic draws in an aggregate amount of up to $100,000,000 and (ii) OnStar has entered into that certain Note Purchase Agreement dated as of December 20, 2002 (as such agreement may be amended, modified or supplemented from time to time, the "Note Purchase Agreement"), by and among OnStar and the Borrowers;

               WHEREAS, to induce the Lender to agree to finance such Contractual Obligations, the Borrowers have agreed to enter into that certain the Second Amended and Restated Distribution Agreement, dated as of a date on or about the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "Second Amended Distribution Agreement"), by and among OnStar and the Borrowers, substantially in the form attached hereto as Exhibit A; and

               WHEREAS, the Parties desire to set forth the terms and conditions of such financing.

               NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINITIONS

     1.1.      CERTAIN DEFINITIONS

               The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

               "Advance" has the meaning set forth in Section 2.1 of this Agreement.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

               "Agreement" means this Loan Agreement (including any Schedules and Exhibits hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

               "Agreement Guarantee" means (1) the Agreement Guarantee, dated as of the Closing Date, entered into by XM Leasing Subsidiary in favor of the Lender and (2) any other guarantee entered into in favor of the Lender pursuant to Section 13.5 hereof.

               "Applicable Margin" means a rate per annum equal to 10%.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Borrowers" has the meaning set forth in the recitals to this Agreement.

               "Business Day" means any day other than a Legal Holiday.

               "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Holdings.

               "Closing" means the consummation of the transactions contemplated by this Agreement.

               "Closing Date" means the date of the Closing.

               "Collateral" means (1) the Collateral (as defined in the General Security Agreement), and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

               "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

               "Commitment Period" shall mean the period commencing on the date hereof, and ending upon the earlier of (i) termination of the Second Amended Distribution Agreement or (ii) December 31, 2009.

               "Concurrent Financing Transactions" means (1) the issuance to OnStar pursuant to the Note Purchase Agreement of the Company's and Holdings' Series GM Senior Secured Convertible Notes due 2009 (the "GM Notes") in the principal amount of $89,042,387 in lieu of certain guaranteed payments due to Lender during the period from 2003 to 2006 under the Company's Distribution Agreement with the Lender, (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Notes and the payment of up to $35,000,000 in subscriber bounty payments in the form of Class A Common Stock, (3) the issuance of the Company's and Holdings'10% Senior Secured Convertible Discount Notes due 2009 to certain investors, (4) the issuance of a warrant to the Lender to purchase 10,000,000 shares of Class A Common Stock, (5) the issuance of the Company's 14% Senior Secured Discount Notes due 2009, warrants to purchase Holdings' Class A Common Stock and cash in exchange for some or all of the Company's outstanding 14% Senior Secured Notes due 2010, (6) the issuance and sale on or before the date hereof, to the extent determined to be desirable by Holdings, of Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to a registration statement under the Securities Act, including the proposed sale of 5,555,556 shares of Class A Common Stock to U.S. Trust Company and warrants to purchase 900,000 shares of Class A Common Stock, and (7) the execution, delivery and performance of all agreements, documents and instruments, including the Noteholders Agreement and Registration Rights Agreement, evidencing the transactions described in clauses
(1) through (6) above and all arrangements contemplated thereby.

               "Contractual Obligations" shall have the meaning set forth in the recitals hereof.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Excess Cash" means, for any fiscal year, the excess, if any, of
(a) the sum, without duplication, of (i) consolidated net income of Holdings and its subsidiaries for such fiscal year, as reported in Holdings' reports filed with the Securities and Exchange Commission, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such consolidated net income, (iii) decreases in consolidated working capital of Holdings and its subsidiaries for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the disposition of property by Holdings and its subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such consolidated net income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings and its subsidiaries over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such consolidated net income, (ii) the aggregate amount actually paid by Holdings and its subsidiaries in cash during such fiscal year on account of capital expenditures, (iii) the aggregate amount of all prepayments of all amounts owing to the Lender, whether under this Agreement, the Second Amended Distribution Agreement or any obligations arising out of the Concurrent Financing Transactions during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of obligations made during such fiscal year with respect to borrowed money outstanding on the date hereof, under this Agreement, or arising out of the Concurrent Financing Transactions, (v) increases in consolidated working capital of Holdings and its subsidiaries for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the disposition of property by Holdings and its subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such consolidated net income,
(vii) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings and its subsidiaries, (viii) $10 million, and (ix) an amount equal to the amount of all funds set aside during such fiscal year solely for financing or paying the cost of (A) one or more replacement satellites, (B) other expenditures relating to infrastructure, back-office, user equipment and subscriber acquisition, and (C) research and development activities.

               "Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

               "Fair Market Value" means, with respect to the Class A Common Stock on any Interest Payment Date, the average, calculated to two decimal places, of the weighted average daily trading prices of such stock over the ten
(10) Trading Day period ending on the Trading Day prior such Interest Payment Date as reported on Bloomberg. If at any time the Class A Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the Fair Market Value of the Class A Common Stock shall be the fair value thereof as determined by the Board of Directors of Holdings in good faith.

               "FCC License Subsidiary" means XM Radio Inc., a Delaware corporation, and any and all successors thereto.

               "FCC License Subsidiary Pledge Agreement" means the Amended and Restated Security Agreement, dated as of the Closing Date, between the Company and the Collateral Agent, providing for the pledge of the stock of the FCC License Subsidiary as security for the obligations of the Company under the Prior Indenture and the Concurrent Financing Transactions as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

               "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

               "Funding Date" shall mean each date upon which an Advance is made hereunder.

               "General Security Agreement" means the Security Agreement, dated as of the Closing Date, among the Borrowers, XM Leasing Subsidiary, the Collateral Agent and the other parties thereto.

               "General Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

               "GM Revenues" means all revenues attributable to XM Receivers installed in Enabled GM Vehicles (as such terms are defined in the Second Amended Distribution Agreement).

               "GM Subscribers" means all Subscribers whose subscriptions are attributable to XM Receivers installed in Enabled GM Vehicles (as such terms are defined in the Second Amended Distribution Agreement).

               "Holdings" has the meaning set forth in the recitals to this Agreement.

               "Intercreditor Agreements" means the General Intercreditor Agreement and the FCC License Subsidiary Pledge Agreement.

               "Interest Payment Date" means the 30th day of June and the 31st day of December of each year; provided, that if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred until the next succeeding Business Day.

               "Interest Rate" means, for any day during a Quarterly Period, a rate per annum equal to the LIBOR Rate in effect for such Quarterly Period plus the Applicable Margin.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

               "Lender" has the meaning set forth in the recitals to this Agreement.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

               "LIBOR Rate" means, for any Quarterly Period, the rate that is reported on the Quarterly Date on which such Quarterly Period commences as the 6-month London Interbank Offered Rate in The Wall Street Journal's listing of Money Rates, or if such newspaper shall have ceased publishing, then in any successor publication designated by the Lender.

               "Loan Commitment" shall mean the obligation of the Lender to make Advances to the Borrowers in the maximum aggregate principal amount of $100,000,000 for the purpose of making payments in respect of the Contractual Obligations.

               "Material Subsidiary" shall have the meaning set forth in the Note Purchase Agreement.

               "Maturity Date" means December 31, 2009.

               "Note Purchase Agreement" has the meaning set forth in the recitals hereto.

               "Noteholders Agreement" means the Second Amended and Restated Shareholder and Noteholders Agreement, dated as of the Closing Date, by and among the Borrowers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Obligations" means any principal, interest, penalties, indemnifications, reimbursements, damages and other liabilities payable hereunder.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OnStar" has the meaning set forth in the recitals hereto.

               "Parent Company Merger" means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company, provided that the holders of Voting Stock of Holdings immediately prior to such transaction own substantially all of the Voting Stock of the surviving entity immediately after such transaction or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Holdings or of Holdings to the Company.

               "Pari Passu Indebtedness" means, with respect to a Borrower, Indebtedness of such Borrowers that is pari passu in right of payment to the Indebtedness under this Agreement.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "Pre-Marketing Cash Flow" means earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization ("EBITDA"), calculated in the same manner as in consolidated financial statements contained in the reports of Holdings filed with the Securities and Exchange Commission, but excluding from such calculation all marketing, advertising, subscriber acquisition and distribution expenses and also excluding all GM Revenues.

               "Prior Indenture" means the Indenture, dated as of March 15, 2000, between the Company and U.S. Trust Company of New York, as Trustee, as amended or supplemented from time to time.

               "Quarterly Date" means the 31st day of March, the 30th day June, the 30th day of September and the 31st day of December of each year; provided that (i) if any Quarterly Date is not a Business Day, the Quarterly Date will be deferred to the next following Business Day, and (ii) if any Quarterly Date would occur after the Maturity Date, such Quarterly Date shall be the Maturity Date.

               "Quarterly Period" means each period commencing on and including a Quarterly Date through, but not including, the next following Quarterly Date.

               "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Revenue Share" has the meaning set forth in the Second Amended Distribution Agreement.

               "Revenue Share Note" shall have the meaning set forth in Section
2.4 (c).

               "Request for Advance" has the meaning set forth in Section
2.2(a).

               "Second Amended Distribution Agreement" has the meaning set forth in the recitals to this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security Agreements" means the FCC License Subsidiary Pledge Agreement and the General Security Agreement.

               "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

               "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

               "Subsidiary" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "Subsidiary Guarantor" means any entity that enters into an Agreement Guarantee pursuant to Section 13.5 hereof. As of the date hereof, XM Leasing Subsidiary is the only Subsidiary Guarantor.

               "Trading Day" means any day on which the Class A Common Stock is traded on the Nasdaq National Market or such other primary national securities exchange on which the Class A Common Stock is then listed or quoted.

               "Transaction Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including the Agreement Guarantees, the Note Purchase Agreement, the Security Agreements, the Noteholders Agreement, the Intercreditor Agreements, the Registration Rights Agreement and the Second Amended Distribution Agreement.

               "Voting Stock" has the meaning set forth in the Note Purchase Agreement.

               "XM" has the meaning set forth in the recitals to this Agreement.

               "XM Leasing Subsidiary" means XM Equipment Leasing LLC, a Delaware limited liability company, and any and all successors thereto.

               "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

     1.2.      OTHER DEFINITIONAL PROVISIONS

               Capitalized terms used in this Agreement but not defined in
Section 1.1 hereof shall have the meanings ascribed to them in the Note Purchase Agreement. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Defined terms in the singular shall include the plural and vice versa.

2.   LOAN AND TERMS OF PAYMENT

     2.1.      LOAN COMMITMENT.

               (a) Advances. Subject to the terms of this Agreement, the Lender agrees to make advances (each, an "Advance", collectively, the "Advances") to the Borrowers during the Commitment Period in an aggregate principal amount not to exceed the Loan Commitment.

               (b) Purpose. The Borrowers shall use the Advances solely to pay the Contractual Obligations owed to Lender or OnStar.

     2.2.      MANNER OF BORROWING

               (a) Request for Advance. Either Borrower may request an Advance by delivering Lender a completed Request for Advance in the form attached hereto as Exhibit B (a "Request for Advance") not later than 3:00 p.m., New York City time on the date such Advance is to be funded. Such Request for Advance shall be signed by an authorized officer of such Borrower and shall indicate the amount of the requested Advance, a description of the Contractual Obligations for which such Advance is being requested, and the date for such Advance, which shall be the date on which the Contractual Obligations being funded by such Advance become due and owing (the "Funding Date"). Each Request for Advance shall be irrevocable and effective only upon receipt by the Lender.

               (b) Funding. The Lender shall make each Advance on the date requested by making a notation on its books of account (or, if applicable, the books of account of OnStar) that the Contractual Obligations due and owing by the applicable Borrower on the date of the Advance have been paid in an amount equal to the amount of the Advance.

     2.3.      INTEREST

               (a) Interest Accrual. Interest shall accrue at the Interest Rate on a daily basis during each Quarterly Period on the unpaid principal amount of all Advances and shall be payable in arrears on each Interest Payment Date for the most recent two Quarterly Periods then ended.

               (b) Default Interest. In the event the Borrowers shall fail to make any payment of the principal or interest when due, after giving effect to any applicable grace period provided for in this Agreement, the Borrowers shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof (after as well as before judgment), accruing on a daily basis, at a per annum rate equal to the sum of the Interest Rate in effect at such time plus one percent (1.0%).

     2.4.      PAYMENTS AND NOTES

               (a) Form of Payment. Each payment of principal or interest will be made to the Lender by certified or bank cashier's check or wire transfer of immediately available funds, at such address or to such account as the Lender specifies in writing to the Borrowers at least five (5) Business Days before such payment is to be made, except that the Borrowers may, at their option and subject to the provisions of the last sentence of this Section 2.4, make any interest payment with shares of Class A Common Stock having an aggregate Fair Market Value as calculated on the applicable Interest Payment Date equal to the amount of the interest due. If the Borrowers elect to pay interest in Class A Common Stock, the number of shares to be issued to the Lender shall be calculated by dividing the amount of interest due by the Fair Market Value of a share of Class A Common Stock on the applicable Interest Payment Date; provided, however, that with respect to any resulting fraction of a share of Class A Common Stock, the Borrowers may, at their option, either (a) round up such fraction to the nearest whole share, or (b) pay an amount in cash equal to the product of (i) such fraction, multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on such Interest Payment Date, computed to the nearest whole cent, in lieu of issuing a fractional share. Section 9.3 of the Note Purchase Agreement shall govern the procedures for the issuance of certificates upon any such payment of interest in Class A Common Stock. The ability of the Borrowers to pay interest in Class A Common Stock shall be expressly conditioned on such issuance not requiring a stockholder approval (which has not been obtained) under, or otherwise being in violation of, any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

               (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal and interest, due hereunder, such funds shall be applied
(i) first, to pay interest due hereunder, and (ii) second, to pay principal then due hereunder.

               (c) Promissory Note. The Lender may request that the Advances be evidenced by a promissory note (the "Revenue Share Note"). In such event, the Borrowers shall prepare, execute and deliver to the Lender a promissory note payable to the Lender and in a form approved by the Lender. In the event that a Revenue Share Note is issued, the Borrowers will pay all sums becoming due hereunder for interest or principal, without the presentation or surrender of the Revenue Share Note or the making of any notation thereon, except that if the Revenue Share Note is paid in full, following such payment, the Revenue Share Note shall be surrendered to the Borrowers for cancellation.

     2.5.      PAYMENT AT MATURITY

               The outstanding principal amount of all Advances, together with any accrued interest thereon, shall be due and payable in full in immediately available U.S. Dollars on the earlier of: (i) the Maturity Date, or (ii) such earlier date as the Advances become due and payable pursuant to this Agreement.

     2.6.      PREPAYMENT

               (a) Optional Prepayment. The Advances, including all accrued interest thereon, may be prepaid only in whole and not in part at any time, without premium or penalty; provided that the Borrowers shall give the Lender not less than one (1) Business Day's written notice prior to making such prepayment, specifying the amount to be prepaid and the date of prepayment. Each such notice of prepayment shall be irrevocable upon receipt by the Lender.

               (b)  Mandatory Prepayments.

                   (i) Commencing January 1, 2005, the Borrowers shall, on or before March 31st of each calendar year, prepay all or part of the amount of any outstanding Advances, including all accrued interest thereon, without premium or penalty, in an amount equal to the lesser of (x) fifty percent (50%) of Excess Cash for the fiscal year most recently then ended, and (y) the amount necessary to prepay the Obligations in full.

                   (ii) In the event that a Borrower shall, without the Lender's prior written consent, directly or indirectly, consolidate or merge with or into another entity (whether or not such Borrower is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in any such case, other than in connection with a Parent Company Merger or a consolidation or merger permitted under Section 13.2 hereof or under any Agreement Guarantee, then the Advances shall be immediately prepaid in whole, including all interest thereon, without premium or penalty.

               (c) Loan Commitment Termination. Any amounts prepaid pursuant to this Section 2.6 may not be reborrowed and any prepayment in whole of the Advances shall constitute a termination of the Loan Commitment.

3.   COLLATERAL

     3.1.      SECURITY AGREEMENTS

               The due and punctual payment of the principal and interest on the Advances when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, prepayment or otherwise, and interest on any overdue principal and interest and performance of all other obligations of the Borrowers to the Lender under this Agreement, according to the terms hereunder, shall be secured as provided in the Security Agreements and the Intercreditor Agreements. In the event that any Subsidiary of Holdings becomes required to become a Subsidiary Guarantor pursuant to Section 13 hereof, such Subsidiary shall, as promptly as practicable following such occurrence, become party to the General Security Agreement in accordance with the provisions of Section 5.2 thereof. The Lender, by its acceptance hereof, consents and agrees to the terms of the Security Agreements and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Collateral Agent named in the Intercreditor Agreements to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. In furtherance of the foregoing, the Lender is entering into the Intercreditor Agreements concurrently with the execution hereof. The Borrowers shall do or cause to be done all such acts and things as may be required by the provisions of the Security Agreements, to assure and confirm to the Lender and the Collateral Agent the security interests in the Collateral contemplated hereby and thereby, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement, according to the intent and purposes herein and therein expressed.

     3.2.      RELEASE OF COLLATERAL.

               (a) Collateral may be released only in accordance with the terms of the Intercreditor Agreements and the Security Agreements.

               (b) At any time when a Default or Event of Default shall have occurred and be continuing and the Obligations shall have been accelerated (whether by declaration or otherwise) and the Lender shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Intercreditor Agreements or the Security Agreements shall be effective as against the Lender.

     3.3.      TERMINATION OF SECURITY INTEREST.

               Upon the payment in full of all Obligations of the Borrowers under this Agreement, the Lender shall, at the request of either Borrower, promptly deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release all rights and interests of the Lender with respect to the Liens under the Security Agreements.

4.   CONDITIONS PRECEDENT

     4.1.      CONDITIONS TO INITIAL ADVANCE

               The obligation of the Lender to make the initial Advance is subject to the receipt of each of the following, in form and substance reasonably satisfactory to the Lender, and to the Lender's determination that the following conditions precedent have been satisfied on or prior to the Closing Date:

               (a) Each of the Borrowers shall have duly executed and delivered this Agreement.

               (b) The Second Amended Distribution Agreement shall be in full force and effect and no defaults (or events which, with the giving of notice or lapse of time or both would result in a default) on the part of the Borrowers, and to the knowledge of the Borrowers, on the part of the Lender, shall have occurred and be continuing thereunder.

               (c) The Note Purchase Agreement shall be in full force and effect.

               (d) Holdings shall have issued warrants to the Lender, substantially in the form of Exhibit C attached hereto, to purchase 10,000,000 shares of Class A Common Stock with an exercise term of 5 years.

               (e)  The representations and warranties made by the Borrowers in
Section 6 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date, and shall be so certified by an Officer of the Borrowers.

               (f) All covenants, agreements and conditions contained in this Agreement and the other Transaction Documents to which a Borrower is a party shall have been performed or complied with in all material respects.

               (g) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents to which a Borrower is party.

               (h) The Concurrent Financing Transactions shall close prior to or substantially concurrently with the execution and delivery of this Agreement, each in the manner contemplated in the agreements governing such transactions with all of the conditions therein satisfied.

               (i) Each of the Lender and each Borrower shall have entered into the other Transaction Documents to which it is a party.

               (j) The Lender shall have received a completely executed copy of each of the Transaction Documents to which it is a party.

     4.2.      CONDITIONS TO EACH ADVANCE

               The obligation of the Lender to make each Advance, including the initial Advance, is subject to the receipt of each of the following, in form and substance reasonably satisfactory to the Lender, and to the Lender's reasonable determination that the following conditions precedent have been satisfied on or prior to the Funding Date with respect to such Advance:

               (a) Either Borrower shall have delivered to the Lender a Request for Advance satisfying the requirements set forth in Section 2.2(a).

               (b) Lender shall have received a certificate of the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrowers, dated the date of the Funding Date, certifying satisfaction of the following conditions:

                    (i) Minimum Subscribers. The Borrowers shall have Subscribers, excluding all GM Subscribers, of not less than the number of Subscribers set forth below opposite the fiscal year in which such Funding Date occurs:

     ------------------------------------------------------------------
               Fiscal Year                     Number of Subscribers
     ------------------------------------------------------------------
                   2003                               537,500
     ------------------------------------------------------------------
                   2004                               975,000
     ------------------------------------------------------------------
                   2005                              1,525,000
     ------------------------------------------------------------------
           2006 and thereafter                       2,175,000
     ------------------------------------------------------------------

                    (ii) Pre-marketing Cash Flow. Holdings shall have Pre-marketing Cash Flow of not less than the amount set forth below opposite the fiscal year most recently then ended prior to the Funding Date for which Holdings shall have filed its report on Form 10-K with the SEC:

               ------------------------------------------
                   Fiscal Year    Pre-Marketing Cash Flow
               ------------------------------------------
                      2003        $       (150,000,000)
               ------------------------------------------
                      2004                 (70,000,000)
               ------------------------------------------
                      2005                  75,000,000
               ------------------------------------------
                      2006                 225,000,000
               ------------------------------------------
                      2007                 375,000,000
               ------------------------------- ----------

               (c) No Default or Event of Default shall have occurred and be continuing on such Funding Date.

5.   REPRESENTATIONS AND WARRANTIES OF THE LENDER

               The Lender represents and warrants to and agrees with each Borrower that as of the date hereof:

     5.1.      RISKS OF INVESTMENT

               Its management recognizes that the purchase of the Class A Common Stock which may be issued in payment of interest on the Advances involves a high degree of risk including, but not limited to, the following: (i) an investment in the Borrowers is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Borrowers and accepting the Class A Common Stock; (ii) the Lender may not be able to liquidate its investment; (iii) transferability of the Class A Common Stock is restricted;
(iv) in the event of a disposition of the Class A Common Stock, the Lender could sustain the loss of its entire investment and (v) the Borrowers do not anticipate the payment of dividends in the foreseeable future.

     5.2.      INVESTMENT EXPERIENCE

               Its management has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national or other stock exchange or on the automated quotation system of the National Association of Securities Dealers, Inc., for actively traded stocks. To the extent necessary, the Lender has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Class A Common Stock hereunder.

     5.3.      ABILITY TO BEAR RISK

               By reason of its management's business or financial experience the Lender has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

     5.4.      RECEIPT AND REVIEW OF DOCUMENTATION

               Its management has been furnished by the Borrowers during the course of this transaction with information regarding the Borrowers which such Lender's management has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Borrowers concerning the terms and conditions of the Class A Common Stock, and has received any additional information which it's management has requested.

     5.5.      ACQUISITION FOR OWN ACCOUNT.

               The Lender is accepting the Class A Common Stock for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

     5.6.      NO PUBLIC MARKET; RULE 144

               (a) Its management understands and hereby acknowledges that Holdings is under no obligation to register the Class A Common Stock under the Securities Act or any state securities or "blue sky" laws.

               (b) The Lender's management acknowledges and agrees that the shares of Class A Common Stock the Lender may receive in payment of interest must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. The Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the FCC License Subsidiary, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

     5.7.      ORGANIZATION, GOOD STANDING, CORPORATE AUTHORITY

               It is duly organized and validly existing as a corporation and in good standing under the laws of the State of Delaware, with requisite power and authority (corporate and other) to own its properties and conduct its business.

     5.8.      DUE AUTHORIZATION

               The execution and delivery of, and the performance by the Lender of its obligations under this Agreement has been duly and validly authorized and, upon execution and delivery thereof, this Agreement will constitute a legal, valid, binding obligation of Lender, enforceable against Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     5.9.      QUALIFIED INSTITUTIONAL BUYER OR ACCREDITED INVESTOR

               It is:

               (a) a Qualified Institutional Buyer and an institutional Accredited Investor; and

               (b) aware that the transfer of Class A Common Stock to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

6.   RESTRICTIONS ON TRANSFER

     6.1.      RESTRICTIONS; RESTRICTIVE LEGEND

               The Lender agrees and each subsequent holder of the Class A Common Stock by its acceptance thereof will agree to offer, sell or otherwise transfer such Class A Common Stock only in compliance with the terms and conditions set forth in the Noteholders Agreement. The Lender acknowledges that each certificate representing Class A Common Stock will contain a legend substantially to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

               Certificates evidencing Securities shall not be required to contain such legend (i) following any sale of such Securities pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, (iii) if such

Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel to Holdings, required in the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

               (b) In addition, the Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS AND NOTEHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AND NOTEHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

               Upon termination of the Noteholders Agreement, the Borrowers shall remove the applicable legend(s) from the certificate(s) representing such shares promptly upon request of the holder thereof and shall promptly deliver replacement certificate(s) to such holder.

7.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BORROWERS

               The Borrowers hereby represent, warrant and agree with the Lender that as of the date hereof:

     7.1.      INCORPORATION, STANDING, ETC.

               Each of the Borrowers and the Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which each is a party and to perform its obligations hereunder and thereunder. Each of the Borrowers and the Subsidiary Guarantor has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which each is a party and the performance of its obligations hereunder and thereunder.

     7.2.      AUTHORIZATION OF AGREEMENT AND NOTES

               Each of this Agreement and the other Transaction Documents to which a Borrower or the Subsidiary Guarantor is a party has been duly, executed and delivered by such Borrower or Subsidiary Guarantor, as applicable, and each such agreement constitutes a valid, binding and enforceable obligation of such Borrower or Subsidiary Guarantor, as applicable, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     7.3.      ABSENCE OF DEFAULTS AND CONFLICTS

               The execution, delivery and performance of this Agreement and the Transaction Documents by the Borrowers and the Material Subsidiaries party thereto in connection with the transactions contemplated hereby and thereby, and the consummation of the transactions contemplated herein or therein and compliance by the Borrowers and the Material Subsidiaries with their respective obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice or lapse of time or both would become a default) under, require the Obligors to conduct an offer to repurchase any outstanding Obligations in accordance with the documents establishing the terms under which such Obligations were incurred, give any others rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Borrowers or any Material Subsidiary pursuant to any material contract, indenture, mortgage, note lease or other instrument to which it is party, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of either of the Borrowers or any Material Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or Nasdaq stock market or court, domestic or foreign, having jurisdiction over either of the Borrowers or any Material Subsidiary or any of their assets or properties.

     7.4.      GOVERNMENTAL CONSENTS

               Except as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement or any registration rights granted to purchasers in the offerings contemplated by clause (6) of the definition of Concurrent Financing Transactions, neither Borrower nor its Material Subsidiaries are required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and to perform its obligations hereunder and under any and. all Transaction Documents.

8.   DEFAULTS AND REMEDIES

     8.1.      EVENTS OF DEFAULT.

               An "Event of Default" occurs if:

               (a) the Borrowers default in the payment when due of interest on any Advance and such default continues for a period of 30 days;

               (b) the Borrowers default in the payment when due of principal of any Advance when the same becomes due and payable at maturity or pursuant to
Section 2.6 hereof;

               (c) the Borrowers fail to observe or perform any other covenant or other agreement in this Agreement for 60 days after notice to the Borrowers by the Lender;

               (d) a default occurs and is continuing under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by a Borrower or any of its Material Subsidiaries (or the payment of which is guaranteed by a Borrower or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, either (i) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more or (ii) such Indebtedness constitutes Indebtedness under the Note Purchase Agreement;

               (e) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against a Borrower or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000 (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing);

               (f) a Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (i)   commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a custodian of it or
               for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v)   generally can not pay its debts as they become due;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against a Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a custodian of a Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of a Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of a Borrower or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

               and the order or decree remains unstayed and in effect for 60 consecutive days;

               (h) a Borrower or any Material Subsidiary shall breach any material representation, warranty or agreement set forth in either of the Security Agreements or shall repudiate any of its obligations under either of the Security Agreements or either of the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

               (i) any Agreement Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms), or any Guarantor shall deny or disaffirm its obligations under its Agreement Guarantee.

     8.2.      ACCELERATION.

               If (i) any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 8.1 hereof with respect to a Borrower, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing and (ii) the Indebtedness under the Note Purchase Agreement shall have been accelerated pursuant to Section 8.2 thereof, the Lender may declare the Obligations to be due and payable immediately. Upon any such declaration, the principal amount of the Advances, together with all interest accrued thereon, shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 8.1 hereof occurs with respect to a Borrower, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the outstanding principal amount of the Advances shall be due and payable immediately without further action or notice. The Lender may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree. and if all existing Events of Default (except nonpayment of principal amount, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     8.3.      OTHER REMEDIES.

               If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of the principal and interest on the Advances or to enforce the performance of any provision of this Agreement, the Agreement Guarantees, and the Security Agreements (subject to the Intercreditor Agreements).

               A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     8.4.      WAIVER OF PAST DEFAULTS.

               Lender may waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Any waiver of a Default or Event of Default under the Note Purchase Agreement shall automatically constitute a waiver of all Defaults or Event of Defaults hereunder that arise out of the same event or occurrence.

9.   PRIORITY OF OBLIGATIONS

               The Obligations shall rank equal to all Indebtedness incurred pursuant to the Concurrent Financing Transactions and all Indebtedness under the Prior Indenture.

10.  EXPENSES

               The Borrowers will pay at Closing all reasonable expenses relating to this Agreement, including the reasonable fees and disbursements of outside counsel for the Lender.

11.  SURVIVAL

               All express representations and warranties contained in this Agreement or made in writing by or on behalf of a Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Lender or on the Lender's behalf and any disposition or payment.

12.  AMENDMENTS AND WAIVERS

               Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties hereto. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Lender and the Borrowers.

13.  GUARANTEES

     13.1.     EXECUTION AND DELIVERY OF AGREEMENT GUARANTEES

               The Borrowers shall cause XM Leasing Subsidiary to execute and deliver at the Closing to the Lender an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of XM Leasing Subsidiary by an Officer thereof.

     13.2.     SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

     (a) Nothing contained in this Agreement or in any Agreement Guarantee shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Borrower or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to a Borrower or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Agreement Guarantee of the Subsidiary Guarantor being consolidated or merged or into a Borrower or such other Subsidiary Guarantor (or the assets of which are being so transferred) shall no longer have any force or effect.

     (b) Nothing contained in this Agreement shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than a Borrower or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than a Borrower or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same in the event that such consolidation, merger or transfer complies with the terms and conditions of this Agreement and all Agreement Guarantees.

     13.3.     RELEASES FOLLOWING SALE OF ASSETS

     Concurrently with any sale or other disposition of assets all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Agreement Guarantee and under this Section 13. Any Subsidiary Guarantor not released from its obligations under its Agreement Guarantee shall remain liable for the full amount of principal of and interest on the Advances and for the other obligations of any Subsidiary Guarantor under the Agreement Guarantee as provided in this Section 13.

     13.4. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY GUARANTORS

     Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Lender to or on any Subsidiary Guarantor may be given or served as described in this Agreement as if references herein to the Borrowers were references to such Subsidiary Guarantor.

     13.5.     ADDITION OF SUBSIDIARY GUARANTORS

     If at any time a Subsidiary of the Holdings guarantees any Indebtedness represented by clauses (1) and (3) of the definition of "Concurrent Financing Transactions", Holdings promptly shall cause such Subsidiary to issue an Agreement Guarantee by causing such Subsidiary to execute and deliver to the Lender an Agreement Guarantee substantially in the form of Exhibit F hereto. The Agreement Guarantee so issued shall in all respects have the same legal rank and benefit under this Agreement as the Agreement Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though such Agreement Guarantee had been issued at the date of the execution hereof.

14.  NOTICES

               Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the General Counsel for each Party at the address set forth below for such party or at such other address or to the attention of such other officers as such Party shall have furnished in writing pursuant to this Section 14. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one (1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

               If to either Borrower:

               XM SATELLITE RADIO HOLDINGS INC.
               1500 Eckington Place, NE
               Washington, D.C. 20002-2194
               Fax No.: (202) 380-4500
               Attention: General Counsel

               If to the Lender:

               GENERAL MOTORS CORPORATION
               100 Renaissance Center
               Detroit, MI 48265-1000
               Fax No.: 313-665-4978
               Attention: General Counsel

15.  EXECUTION IN COUNTERPARTS

               This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16.  BINDING EFFECT

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Borrowers shall not have the right to assign their respective rights or obligations hereunder, other than to an Affiliate, or any interest herein without the prior written consent of the Lender which may be withheld for any reason.

17.  GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK OR THE CORPORATE LAWS OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

               (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS.

THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

               (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18.  MISCELLANEOUS

     18.1.     SEVERABILITY

               The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     18.2.     NO WAIVER

               It is agreed that a waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching Party.

     18.3.     FURTHER ASSURANCES

               The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, entering into the other Transaction Documents to which each is a party.

     18.4      JOINT AND SEVERAL LIABILITY

               The obligations of the Borrowers hereunder and under the other Transaction Documents shall be joint and several and, as such, each Borrower shall be liable for the obligations of the other Borrower under this Agreement and the other Transaction Documents. The liability of each Borrower for the obligations of the other Borrower under this Agreement and the other Transaction Documents shall be absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any Transaction Document;
(b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against such other Borrower, any Subsidiary Guarantor or any other Person under the provisions of this Agreement or any other Transaction Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any obligation of such other Borrower or any Subsidiary Guarantor; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Lender to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Borrower hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the other Borrower, any Subsidiary Guarantor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement or any Transaction Document; (f) any addition, exchange, release, surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty held by the Lender securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, such other Borrower or any Subsidiary Guarantor.

     18.5.     CONSTRUCTION

     The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


                                        XM SATELLITE RADIO INC.


                                               /s/ Joseph M. Titlebaum
                                        ----------------------------------------
                                        Name:  Joseph M. Titlebaum
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


                                        XM SATELLITE RADIO HOLDINGS INC.


                                               /s/ Joseph M. Titlebaum
                                        ----------------------------------------
                                        Name:  Joseph M. Titlebaum
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


                                        GENERAL MOTORS CORPORATION

                                           /s/ R. J. Harries
                                        ----------------------------------------
                                        Name:  R. J. Harries
                                        Title:

                       Signature Page to Credit Agreement

                                    EXHIBIT A
                      SECOND AMENDED DISTRIBUTION AGREEMENT



                   [Filed separately as Exhibit 10.9 hereto]

                                    EXHIBIT B
                           FORM OF REQUEST FOR ADVANCE

                                                                          [Date]

General Motors Corporation, as Lender
100 Renaissance Center
Detroit, MI 48265-1000
Fax: 313-665-4978

Attention:  General Counsel

Ladies and Gentlemen:

          The undersigned, [Name of Borrower or Borrowers] (the "Borrower(s)"), refers to the Credit Agreement, dated as of ____________, 2003 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc., as Borrowers, and General Motors Corporation as Lender ("Lender"), hereby gives you, Lender, irrevocable notice, pursuant to Section 2.2(a) of the Credit Agreement, that the undersigned hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance as required by Section 2.2(a) of the Credit
Agreement:

               (i) The Business Day of the proposed Borrowing is ___________, ___ (the "Funding Date")/1/

               (ii) The aggregate amount of the proposed Borrowing is $__________.

               (iii) The proposed Borrowing is being requested for [______________]./2/

The undersigned hereby certifies that (A) each of the conditions set forth in
Section 4.2(b) of the Credit Agreement have been satisfied as of the Funding Date and (B) no Default or Event of Default has occurred and is continuing

                                      Very truly yours,

                                      [NAME OF BORROWER(S)]


                                      By
                                        --------------------------------------
                                        Title:

                                      [Must be signed by an authorized officer.]

----------

/1/ This date shall be the date on which the Contractual Obligation being funded by such Advance become due and owing in respect of any Contractual Obligation.

/2/ Describe the agreement and payment obligations for which the Advance is being requested.

                                    EXHIBIT C
                                 FORM OF WARRANT



                           [See Exhibit 4.12 hereto]

                                    EXHIBIT D
                 FORM OF FCC LICENSE SUBSIDIARY PLEDGE AGREEMENT

                    [Filed separately as Exhibit 4.5 hereto]

                                    EXHIBIT E
                       FORM OF GENERAL SECURITY AGREEMENT

                    [Filed separately as Exhibit 4.4 hereto]

                                    EXHIBIT F
                           FORM OF AGREEMENT GUARANTEE

               This Agreement Guarantee is delivered by the undersigned (the "Subsidiary Guarantor") pursuant to the Credit Agreement dated as of __________, 2003 among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and General Motors Corporation (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

               For value received, the Subsidiary Guarantor hereby fully and unconditionally guarantees to the Lender that: (a) the principal amount of, and premium and interest on, the Advances will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium amount and (to the extent permitted by law) interest on any interest, if any, on the Advances and all other obligations of the Borrowers to the Lender under the Credit Agreement or the Security Agreements (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of the Advances or any of such other obligations the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise.

               The Subsidiary Guarantor, and by its acceptance hereof, the Lender, hereby confirms that it is the intention of such parties that the guarantee by such Subsidiary Guarantor pursuant to this Agreement Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Lender and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under this Agreement Guarantee shall be limited to the minimum extent necessary to ensure that, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Agreement Guarantee, the obligations of the Subsidiary Guarantor under this Agreement Guarantee do not constitute a fraudulent transfer or conveyance under applicable law.

               Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Borrowers to the Lender, for whatever reason, the Subsidiary Guarantor will be obligated to pay or to perform or to cause the performance of, the same immediately without the necessity of any action by the Lender. An Event of Default under the Credit Agreement shall constitute an event of default under this Agreement Guarantee, and shall entitle the Lender to accelerate the obligations of the Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Borrowers.

               The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Credit Agreement, the absence of any action to enforce the same, any waiver or consent by the Lender with respect to any thereof, the entry of any judgment against a Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

               The Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Lender to proceed against the Borrowers, any other Subsidiary Guarantor or any other Person or to proceed against or exhaust any security held by or on behalf of the Lender at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind, including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantor, the Borrowers, the Lender, any creditor of the Subsidiary Guarantor or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by the Lender, including but not limited to an election to proceed against the Subsidiary Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of the Lender's election, in any proceeding instituted under the United States Bankruptcy Code (the "Bankruptcy Code"), of the application of Section 1111 (b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

               The Subsidiary Guarantor hereby covenants that this Agreement Guarantee will not be discharged except by payment in full of all principal and interest on the Advances and all other costs provided for under the Credit Agreement, or as provided in Section 13.3 of the Credit Agreement.

               If the Lender is required by any court or otherwise to return to either the Borrowers or the Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to the Borrowers or the Subsidiary Guarantor, any amount paid by the Borrowers or the Subsidiary Guarantor to the Lender, this Agreement Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Lender in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Lender, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 of the Credit Agreement for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 8 of the Credit Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Agreement Guarantee.

               The Subsidiary Guarantor hereby acknowledges that it shall not consolidate or merge with or into a corporation or any other entity other than a Borrower or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or transfer all or substantially all of its assets to a corporation or any other entity other than a Borrower or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), unless this Agreement Guarantee shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger) or a new Agreement Guarantee shall be signed by such successor corporation or other entity and delivered to the Lender. Any Agreement Guarantee so issued shall in all respects have the same legal rank and benefit under the Credit Agreement as any Agreement Guarantee theretofore and thereafter issued in accordance with the terms of the Credit Agreement as though all of such Agreement Guarantees had been issued at the date of the execution thereof.

               This Agreement Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused this Agreement Guarantee to be duly executed as of __________, 200_.

                                        [Name of Subsidiary Guarantor]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: